UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2003

E*TRADE FINANCIAL Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Bohannon Drive, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 331-6000

E*Trade Group, Inc.
(Former name or former address, if changed since last report)

ITEM 9: REGULATION FD DISCLOSURE
ITEM 12: RESULTS OF OPERATIONS AND FINANCIAL CONDITION

          The following information is furnished pursuant to Item 9, “Regulation FD Disclosure” and Item 12, “Results of Operations and Financial Condition.”

          On October 15, 2003, the Company announced its financial results for the quarter ended September 30, 2003. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

          The information furnished shall not be deemed “filed “ for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference into any filing thereunder or under the Securities Act of 1933 unless expressly set forth by specific reference in such filing.

Exhibit Index

99.1	Earnings Press Release, dated October 15, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2003	E*TRADE FINANCIAL CORPORATION

By:	/s/ Russell S. Elmer
Russell S. Elmer Corporate Secretary